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Exhibit 23.4


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference into the Registration Statement on Form S-4/A (No. 333-79665) of Garden State Newspapers, Inc. of our report dated May 3, 1999 relating to the financial statements of the San Bernardino County Sun, which appears in the Current Report on Form 8-K/A of Garden State Newspapers, Inc. dated June 14, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Washington, DC
July 8, 1999